FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this "Agreement") is made effective as of the 1st day of May, 2003 (the "Effective Date"), between DIGITAL LIGHTWAVE, INC., a Delaware corporation ("Digital"), having its principal place of business at 15550 Lightwave Drive, Clearwater, FL 33760, and JABIL CIRCUIT, INC., a Delaware corporation ("Jabil"), having offices at 10560 9th Street North, St. Petersburg, FL 33716.

RECITALS

A.

Jabil is in the business of designing, developing, manufacturing, testing, configuring, assembling, packaging and shipping electronic assemblies and systems.

B.

Digital is in the business of designing, developing, distributing, marketing, and selling products containing electronic assemblies and systems.

C.

Jabil and Digital previously entered into a Manufacturing Services Agreement (the "Manufacturing Agreement") on or about December 2001 under which Jabil manufactured and shipped electronic assemblies and systems to Digital and Digital is obligated to pay Jabil certain amounts.

D.

The parties acknowledge and agree that Digital has defaulted under the terms of the Manufacturing Agreement.  As a result of the default, Jabil has previously exercised its right to setoff against the $750,651 deposit (the "Offset") that Digital made with Jabil.  After properly accounting for the Offset, Digital agrees and understands that it owes Jabil a minimum of $6,200,000 (the "Claim") for product previously shipped to Digital and for other obligations of Digital owing to Jabil under the Manufacturing Agreement.

E.

Digital acknowledges that Jabil is entitled to immediate payment for the full amount of the Claim, but has asked that Jabil accept payment of the Claim over time pursuant to the terms of this Agreement and has asked that Jabil forbear in further collection efforts against Digital.  Jabil has agreed to forbear but only so long as Digital complies with and performs its obligations under this Agreement.

Therefore, in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and the mutual covenants and benefits herein described in this Agreement, the parties agree as follows:

TERMS

1.

Recitals.  The recitals to this Agreement are true and correct and are incorporated by reference and made part of the terms of this Agreement.

2.

Digital's Default.  Digital stipulates and hereby agrees that Digital has defaulted on certain of its obligations under the Manufacturing Agreement and as a result now owes Jabil the total amount of the Claim which amount is now past due and owing in full, without setoff, defense, or counterclaim of any kind.

3.

Cancellation of Manufacturing Agreement.  Digital acknowledges and agrees that Jabil has rightfully cancelled the Manufacturing Agreement effective February 27, 2003 because of the defaults by Digital and that Jabil has no further obligation under the Manufacturing Agreement.

4.

Negotiations Regarding New Manufacturing Agreement.  Digital has requested that Jabil enter into a new manufacturing agreement under which Jabil would manufacture and ship product to Digital.  The parties have begun the negotiations for a new manufacturing agreement, but no agreement has been reached as of the date of this Agreement and there is no commitment or obligation for either party to enter into a new manufacturing agreement.  The parties agree that if they are able to reach an understanding with respect to any such new manufacturing agreement, Digital will be required to prepay Jabil for any additional inventory or component parts that are to be purchased, and that Jabil will have no obligation to pay or carry the costs or expenses for any additional inventory or component parts to be used in the manufacturing process.

5.

Payment of Claim.  Digital agrees to pay the full amount of the Claim as follows:

a.

Simultaneously with the execution of this Agreement, Digital shall pay Six Hundred Twenty Thousand Dollars ($620,000.00) (the "Initial Payment") to Jabil.

b.

Simultaneously with the execution of this Agreement, Digital shall execute a $2,838,904.06 promissory note (the "A/R Note") in favor of Jabil, and Digital shall pay all amounts evidenced by the A/R Note according to its terms.  The parties agree that the A/R Note represents the unpaid outstanding accounts receivable owed by Digital to Jabil for product previously delivered to Digital.

c.

Simultaneously with the execution of this Agreement, Digital shall execute a $2,741,095.94 promissory note (the "Inventory Note") in favor of Jabil and shall pay all amounts evidenced by the Inventory Note according to its terms.  Digital acknowledges and agrees that the Inventory Note represents the compromised amount due by Digital to Jabil for component inventory, work-in-process inventory, and finished good inventory that exist as of the date of this Agreement (referred to as the "Existing Inventory") for which Digital has not yet paid Jabil. If the parties are able to negotiate and enter into a new manufacturing agreement, then over time Digital will purchase and pay for certain Existing Inventory.  In addition, regardless whether the parties are able to negotiate and enter into a new manufacturing agreement, Jabil will use its commercially reasonable efforts to sell to third parties those items of Existing Inventory that have been identified by Digital as being available for sale to third parties.  As Digital or a third party pays for Existing Inventory, the amounts paid to Jabil will be credited to reduce the amount owed by Digital under the Inventory Note.  Thus, if (i) the parties enter into a new manufacturing agreement and Digital pays for some or all of the Existing Inventory or (ii) a third party purchases and pays for some or all of the Existing Inventory, then when the Inventory Note matures on October 1, 2004, Digital will only be responsible for paying for the unpaid amount of the Existing Inventory plus all unpaid accrued interest under the Inventory Note.

6.

Promissory Notes.  As a condition of the forbearance of Jabil, Digital agrees to pay the full amount of the Claim, together with interest, according to the terms of the A/R Note and the Inventory Note (collectively, the "Notes") executed at the same time as this Agreement.  Digital agrees to make its obligations under the Notes independent and separate of any obligation that Jabil later may have if the parties enter into a new manufacturing agreement.  Digital further agrees to forfeit and waive any right of setoff, offset or defense that it may now or later have related to its obligations under the Notes.

7.

Claim Represents a Compromised Amount.  Digital acknowledges and agrees that the Claim amount of $6,200,000 represents a compromised amount on the part of Jabil and that Jabil believes that an amount in excess of $6,800,000 is due by Digital to Jabil.  The parties agree that the compromised amount of the Claim will be binding on the parties but only if Jabil receives and is able to keep the full amount of the Claim under the terms of this Agreement.  Therefore, the parties further agree that if for any reason (including because of filing of a bankruptcy case) Digital fails to pay the full amount of the Claim to Jabil or if any portion of the Claim now or later paid by Digital to Jabil is determined to be a preference under 11 U.S.C. § 547 or is otherwise set aside for any reason, then Jabil is entitled to be paid and to file a claim against Digital for the full amount due by Digital to Jabil.  If Jabil seeks such a determination of the full amount owed by Digital, Digital may dispute the amount of the claim to the extent that it exceeds $6,200,000, but Digital acknowledges and agrees that Jail's claim against Digital is at minimum $6,200,000 as of the date of this Agreement.  Because the parties have agreed to this compromised amount, Digital waives its right to receive and releases Jabil from any duty to provide the information described in section 10.6(b) of the Manufacturing Agreement.  If Jabil later seeks a determination of the full amount owed by Digital, Jabil will provide the information described in section 10.6(b) within 6 months after a written demand for such information by Digital.

8.

Option to Purchase Promissory Notes at Discount.  As further consideration to Digital, Jabil agrees to allow Optel LLC ("Optel") to purchase the Notes at a 20% discount off the full outstanding principal and unpaid accrued interest at any time during the period between the date of this Agreement and September 1, 2003.  If Optel exercises this option to purchase the Notes, Jabil will assign the Notes to Optel without recourse, representation, or warranty under documentation acceptable to Jabil in its sole discretion, and Optel will be responsible for all costs incurred in preparing the documentation and taxes related to any assignment or transfer of the Notes.

9.

Financial Information.  Digital agrees to submit to Jabil by the last day of each month, all Digital's monthly financial reports, periodic operating statements, balance sheets, cash flow statements, financial projections, and capital expenditure plans for the previous month together with any other information reasonably requested by Jabil.  Jabil expressly agrees to maintain such information in confidence and acknowledges and agrees that Jabil is aware of the restrictions imposed by the United States federal securities laws and other applicable foreign and domestic laws on a person possessing material non-public information about a public company and that Jabil will comply with such laws.

10.

Forbearance by Jabil.  Digital acknowledges and agrees that Jabil is entitled to immediate enforcement of all its rights and to take actions to collect the total amount of the Claim.  Digital has requested Jabil to forbear in taking action at this time to enforce its rights under the Manufacturing Agreement and to provide Digital with the opportunity to satisfy its obligations owing to Jabil under the terms and conditions set forth in this Agreement.  Jabil agrees to forbear from taking further actions to collect on the Claim but only so long as Digital complies with all terms, conditions, obligations, and duties provided in this Agreement, the Notes, and each other document or agreement signed in connection with this Agreement.  In the event Digital does not timely perform its obligations or defaults under this Agreement, the Notes or any related agreement, Jabil no longer will be required to forbear in pursuing the immediate collection of all amounts owed by Digital to Jabil and may take all legal action to collect the amounts and enforce its rights.

11.

Waiver and Release.  Digital hereby releases and waives all claims or causes of actions that exist or may exist, known or unknown, as of the date of execution of this Agreement against Jabil, its subsidiaries, affiliates, officers, directors, and agents, including, without limitation, all claims, setoffs, defenses or counterclaims which exist or may exist as of the date of execution of this Agreement with respect to the Claim, the Notes, or the Manufacturing Agreement, or which exist or may exist as of the date of execution of this Agreement, or which could be asserted by it in connection with any arbitration or action that could be instituted by Jabil to enforce its rights to collect the Claim or any other rights under the Manufacturing Agreement.

12.

Waiver of Notice of Default.  Notwithstanding any provision of this Agreement or the Manufacturing Agreement, Jabil shall not be required to provide written notice of any future default, whether monetary or non-monetary, to Digital.  Further, Digital waives and releases any right to notice that it may previously have been entitled to receive under the Manufacturing Agreement and, to the extent that such rights are provided by law, then Digital waives and releases such rights as well.

13.

WAIVER OF JURY TRIAL.   DIGITAL HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LITIGATION BASED ON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, AND ANY RELATED AGREEMENTS.  DIGITAL ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO JABIL TO ENTER INTO THIS AGREEMENT.

14.

Execution of Further Documents.  Digital agrees to cooperate with Jabil so that the interests of Jabil are protected, and Digital agrees to execute whatever further documents Jabil may reasonably request or reasonably deem necessary to effectuate the terms of this Agreement.

15.

Miscellaneous.

(a)

This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

(b)

Any future waiver, alteration, amendment or modification of any of the provisions of this Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that this Agreement cannot be modified orally, by course of dealing or by implied agreement.  Any delay by Jabil in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by Digital as a release or waiver of the default.

(c)

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns.  The parties acknowledge and agree that Optel is an intended third-party beneficiary of this Agreement.

(d)

The headings of paragraphs in this Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

(e)

This Agreement shall be governed by the laws of the State of Florida and federal law, as applicable.

(f)

The warranties and representations of Digital in this Agreement shall survive the termination of this Agreement.

(g)

The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship.

(h)

For purposes of this Agreement and the other documents referenced herein, the addresses for notice to Jabil and Digital are as follows:

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, FL 33760

Attn:  President

With a copy to:

JABIL CIRCUIT, INC.

10560 9th Street North

St. Petersburg, FL 33716

Attn: General Counsel

With a copy to:

Holland & Knight LLP

P.O. Box 1288

Tampa, FL 33601-1288

Notice shall be in writing, and shall be deemed to have been given (i) 72 hours after being sent by certified or registered mail, return receipt requested, postage prepaid and addressed as set forth above; or (ii) if by personal delivery (a) to Digital, when personally delivered to Digital or any other officer, partner, agent or employee of Digital at its respective address set forth above, or (b) if to Jabil, when personally delivered to an officer Jabil at the address set forth above.  Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute service of notice.  Digital and Jabil may change such address by sending written notice to the other in accordance with the foregoing; however, no written notice of change of address shall be effective until the date of receipt thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

DIGITAL LIGHTWAVE, INC.

By:_________________________________

Name:______________________________

Title:_______________________________

STATE OF _______________________

COUNTY OF _____________________

The foregoing instrument was acknowledged before me on May, ____, 2003, by ________________ as ________________ of and on behalf of Digital Lightwave, Inc.  He is personally known to me or who has produced _____________________________ as identification.

___________________________________

Notary Public, State at Large

Print Name:________________________

My commission expires:

JABIL CIRCUIT, INC.

By:_________________________________

Name:______________________________

Title:_______________________________

STATE OF _______________________

COUNTY OF _____________________

The foregoing instrument was acknowledged before me on May, ____, 2003, by ________________ as ________________ of and on behalf of Jabil Circuit, Inc.  He is personally known to me or who has produced ______________________________ as identification.

___________________________________

Notary Public, State at Large

Print Name:________________________